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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated September 8, 1999, except as to the information presented in Notes 5 and 6, for which the date is December 9, 1999, relating to the financial statements and financial statement schedule of Watson Wyatt and Company, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP

Washington, D.C.
April 18, 2000